Exhibit 99.1

corrected transcript

Polypore International, Inc.	PPO	Lithium Battery Separator Industry Call	Feb. 3, 2012
Company▲	Ticker▲	Event Type▲	Date▲

•  PARTICIPANTS

Corporate Participants

Robert B. Toth — Chairman, President & Chief Executive Officer

Lynn K. Amos — Chief Financial Officer, Secretary & Treasurer

Dr. John Zhang — Chief Technical Officer, Celgard, LLC

•  MANAGEMENT DISCUSSION SECTION

Operator:  Good day, everyone and welcome to the Polypore International, Incorporated Investor Call that will focus on the lithium battery separator industry. Today we are joined by Robert Toth, President and CEO; Lynn Amos, Chief Financial Officer; and Dr. John Zhang, Chief Technical Officer of the Celgard Lithium Separator Business. Today’s conference is being recorded.

At this time, I would like to turn the presentation over to Bob Toth.

Robert B. Toth, Chairman, President & Chief Executive Officer

Thank you, Jill. Welcome, everyone. Thanks for taking some time to join us today, we really appreciate it. As Jill mentioned, Lynn Amos, our CFO, is here with me and Dr. John Zhang, our Chief Technology Officer of our Celgard Business, is also with us today and they may jump in from time to time, since this isn’t perfectly scripted.

If you move to page 3 — slide 3, obviously we are covering our forward-looking statement on the agenda, slide 3. What we will do today is provide some important information. First, we’ll do a light-touch overview of three of our businesses and then we’ll do a detailed review, certainly a deeper dive of the lithium separator business and space. Then we’ll wrap up with a series of recent questions that have come into Investor Relations to Lynn, basically, and some closing or go-forward commentary.

Moving very quickly through the first few slides, page 4, please. Who are we? Polypore is a leading global high technology filtration company specializing in microporous membranes. Many of you have seen this before and heard us elaborate on it, the punch line is that we are unique and a scarce asset and that we are the only major company in the world centered on the core capability of microporous membrane across all of our businesses. We have the broadest array of process technology and by that, I mean, the way in which we put pores into things and we have the broadest array of the product technology. And by that, I mean, the things in which put those pores. We manage things to the nano level. This is a technology and a technical business — technically-driven business. And our core capabilities, our membranes provide the vast majority of value creation or differentiation in our customers’ applications.

On page 5, most of you have seen this page before, very familiar page; left to right across our four businesses. The first on the left, the Electronics and EDVs is our lithium ion separator business, Transportation and Industrial, we refer to as our lead acid separator business. Going over to Separations Media side of the company on the right, you see our healthcare business as well as our industrial and specialty filtration business.

It’s important to note that all of our businesses are good. Our fastest growth businesses are the lithium separator business and the industrial and specialty filtration business. Those are also the

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highest margin businesses and highest operating leverage businesses and we’ll get into that in some detail.

First, again, quickly on page 6, our lead acid separator business; this business has a high recurring revenue base of business with anticipated long-term growth; something in excess of GDP. We talk about it being mid-to-high single digits. If you look at the market and break it into its two major components, transportation is about 80% of the total market and industrial is about 20% of the total market. Within transportation, approximately 80% of that is replacement business and about 20% OEM.

Now, I’d like to put that in perspective. The worldwide fleet of vehicles is approximately 900 million to 1 billion vehicles on the road worldwide. This business is tied to 900 million to 1 billion vehicles on the road worldwide that have a finite life lead acid battery in it.

Obviously, there is some portion that’s OEM, if OEM declines over time, replacement goes up. You don’t buy a new car. You tend to buy a replacement battery over some fairly short period of time for your old car. Industrial is roughly 50/50, myriad applications there from forklifts to backup power to a variety of different applications.

Currently, and we stated this for the last couple quarters at least, our maximum capacity affords us about a $90 million to $95 million revenue run rate per quarter, of course, given product mix and FX until additional capacity begins to ramp-up later this year. It’s a global business focusing on Asia Pacific. We’ve been centered on that for the last five to six years if you followed our company. We have a very strategic position there and that’s the world’s fastest growing market.

Macroeconomic conditions and certain other factors like weather, they can have a modest short-term impact on this business. However, and if you think about this in your own personal situation, it’s not a question of, if you need a new battery but when. The discretionary portion of this, you may be able to put off buying a battery for a short while, maybe a quarter, maybe two or until it dies, whichever comes first, but your choice ultimately is either buy a battery or walk. And we know what choices people make in that regard.

The healthcare business overview, I am stating the obvious, with first two bullets, but it’s high recurring revenue base of business, stable and growing markets. Hemodialysis business grows worldwide 6% to 7%, some suggestion it could grow faster as healthcare gets to developing regions. Blood oxygenation is kind of a low single-digit grower and we have a variety of new exciting technologies where our membranes play in the treatment of certain cancers, autoimmune disorders, things like that, but that’s really not the purpose of this call and those are longer term things, so we won’t go into that today. The end market demand here is consistent; however, quarterly results can fluctuate a bit, based on seasonality and seasonality [indiscernible] (6:02), third quarter showdowns in Europe, for instance, customer order patterns certainly as well as the customer production schedules in particular.

Our industrial and specialty filtration business on slide 8, about half of this business is high recurring revenue in nature, food and beverage, pharma, biopharma type applications where we play at the highest end of those applications in terms of performance. The remaining businesses are somewhat subject to economic conditions, flat panel display, microelectronics chips and so when you look across the business, give or take, half-and-half, fixed or high recurring revenue and kind of half associated with the economy.

We see growth across all key applications and we see continued application proliferation and the long-term demand drivers here remain very positive for high performance filtration with growth expected to be high single-digits to probably low double-digits over the long haul.

Now, I just covered three of our four businesses and frankly going to talk them aside in a sense that I didn’t give them much time, meaning that if that’s all Polypore had, what we’d have is a distinct growth-oriented high margin filtration business.

Now, why we’re here? Moving on to page 9 quickly; our lithium separator business and again for any of you that have taken the time to follow us, you’re very familiar with this page. So, I’ll just cover the key points on it quickly and you can take some time to go through it. This is a high growth business with step change growth possibilities.

By that, if you look at the total market, the total market is expected to grow approximately 8% to 20% per year and that’s without growth in electric drive vehicles or zero growth in electric drive vehicles.

The total market is estimated to be, give or take, based on public information, 400 to 460 million square meters worldwide. And, I’d encourage, you feel free to do your own research there. One of the more complete research reports we see is from a company in Japan called [ph] IIT and [indiscernible] (8:10), the individual who is behind that, has been around since the formation of this industry and the formation of the industry was Tonen was partnered with Sony, Asahi was generally partnered with Sanyo, and we were partnered with Panasonic.

I’d also like to highlight that there seems to be some confusion over exactly what electric drive vehicle stands for. I’m not sure why that’s the case but, first, there is hybrid electric vehicles which are the most common that you would find in the marketplace. There are plug-in electric vehicles, things like Volt and the recently announced Prius. And, there are full battery electric vehicles, things like the LEAF and vehicles on the road in Asia.

Just for a moment, however you feel about the penetration of those, if you just assumed that only 5% of the market was mild hybrids — forget plug-ins and forget battery electric vehicles, which I wouldn’t forget, but if you’d like to — if just 5% of the world production where mild hybrids, you would more than double the size of the lithium separator market on top of rapid growth in the 8% to 20% range.

Finally, the lithium-ion chemistry penetration here is clear and predictable in applications. If we were having this conversation 10 to 15 years ago, we would have been saying, it’s not going to go into consumer electronics; it’s too expensive. We know that’s not the case today. If we were having this conversation — which I personally did with many people — four to five years ago, we would have been saying, you know, it’s not going to go into power tools. It’s too expensive. We’ve seen how people handle those things. We don’t need to have that debate today; it’s through power tools. And, certainly, over the last one to two years, people have speculated about whether or not it will penetrate electric drive vehicles; we’ll give you some additional data on that today. But, needless to say, this is a multibillion dollar investment across the world worldwide — across the world and significant. $20 billion plus was the last number I had seen going into the infrastructure associated with electric drive vehicles.

Lynn K. Amos, Chief Financial Officer, Secretary & Treasurer

Bob, can I jump in with a couple of points? One point I’d make is Bob referenced electric drive vehicles and the few types. I would also throw in there that there is also a whole area of electric drive vehicles that seldom gets caught regarding electrification of buses. These are large vehicles and there are a lot of them on the road and there is going to be even more of them on the road and they use a lot of separator. So, the other point I would make is about the time the rechargeable lithium batteries business got started, which was around 1994, the three major players that are in this industry are Tonen which is now Toray, Asahi, and ourselves. We were all involved in the business pretty proportionally as the replacement business emerged and the process technology for lithium batteries was really just starting then. And, I just wanted to give some timeframe of when this got started up.

Robert B. Toth, Chairman, President & Chief Executive Officer

Yeah, that’s a good point. And that’s Lynn referencing the partnerships that kind of described at the formation of the industry. Good build.

On Page 10, moving on to process technology, there is a lot of information on this page and so we’ll try to be methodical here. In the absence of fact, the process technology can look pretty simple. So, first point I’d like to make is that Polypore is the only demonstrated manufacturer in the world that supplies both process technologies, wet process technology and dry process technology. And, how — what we’re referring to there is the method by which we introduce the pores. We’ve had dry technology for 20 to 30 years, well before this industry emerged, and we’re probably the single world’s largest wet membrane producer across our businesses and have had this technology frankly before I was born.

Now, let’s be clear about what we do because there does seem to be some confusion in that based on the questions we’ve received. Let’s put a couple of definitions out here. A cell is often considered generically a battery. Multiple batteries go into a battery pack. So, if you think of your mobile phone, it has a cell. If you think of your laptop computer, it really has a battery pack, in that there could be six to eight cells wired together within that.

We sell to cell or battery producers. We don’t make batteries. We don’t make cells. We make a membrane separator that is used to manage the ion flow within batteries. Meaning, when you’re using your device, you’re putting electrons, and the ions are flowing between the anode and the cathode. The flow of those ions is allowing the use of — you to use those electrons to power your device. When you’re charging it, you’re putting electrons back, and the ions are flowing in the opposite direction. So, now let’s be clear about how that is relevant.

First sub-bullet there is battery engineering preferences basically determine what type of separator is used. In consumer electronics, think small cells or small batteries, some engineers prefer wet process technology, some prefer dry process technology just based on the variety of components and the system within that battery they use. But, the separator within those systems must be qualified. The films are not interchangeable without redesigning the cell. So, you can use either and people do around the world in the small consumer electronic cells. In the large format cells — and sorry for that terminology there — think very big battery, electric drive vehicles, dry process technology has distinct process advantages. And, we are clearly seeing people who use wet process technology select dry process technology in their large format cells.

Now, wet processor separator — sorry, wet process separator; the — since before I came to this company seven years ago, the industry has had excess capacity in wet and continues to. In fact, at times, maybe even today, there is over 2x the industry overcapacity in terms of demand. Why does that matter? Because only qualified capacity matters. A business leader in that business likes to say there is purported capacity, there is reported capacity, and there is qualified capacity and only one of those three matters and I’ll come back to that later.

The wet process, while being very difficult to enter, is far easier than dry process technology to enter. It has higher capital costs and that’s just intuitively obvious if you think about handling solvent and removing solvent and recovering solvent and emissions of solvent. It is a higher cost process for all those same reasons. And, it’s a longer lead time from the day you decide to invest until you get capacity, for all those same reasons. Dry process technology is different. You are introducing the porosity via mechanical and temperature techniques. It’s much more difficult than wet process in terms of precision.

We have monolayer technology, mono, think one layer, and we have patented technology around that. We have some of the thinnest film in the world in one layer, and we have patented trilayer technology, tri, three, think multilayer, where we can introduce multiple polymers. Again, while dry is far more difficult to produce, it’s lower capital cost, no solvent handling equipment, just for the sake of an example. It’s a lower cost process, no solvent to recovery for the sake of an example, and it’s an advantage time significantly from decision to capacity, meaning typically at least six months less. It also offers significant performance advantages in large format cells and we’ll do a deeper dive on that point. It also allows broad polymer selection which contributes to unique performance attributes in cells. And, by that, I mean you can only use certain types of compatible solvents in a wet process. In a dry process, you don’t have that limitation.

The industry in dry process technology has been capacity constrained, hence our investments, and major industry participants have sought from us licensing rights. In fact, the only other major producer, if you want to refer to them as that, is a licensee of our technology from the 90s. Aside from all that, don’t think for a minute we’re standing still. There’re substantial advancements underway, next-generation process technology focused on significantly enhancing throughput, with lower capital investment costs. Bottom-line, we really don’t have to decide which process to invest in; our customer demand dictates to Polypore which process technology investment choice we make.

Now, I’d like to change gears for a moment. I’ve always liked a particular quote from an economist and past Harvard Professor, John Kenneth Galbraith. And, his quote suggests that you be cautious of “experts”. And, the quote is experts usually turn out to be those who are asked, not those who know.

On that note — I think you will find this interesting — I’d like to introduce a worldwide recognized technology leader in the field of membrane separators, especially lithium-ion battery separators. Feel free to look him up, if you don’t know who he is; Dr. John Zhang is the Chief Technology Officer and Vice President of Celgard, a lithium-ion battery separator unit. John is the resident expert and has been with the company for 15 years and before that he was — worked for a global battery producer. He is also one of the world’s leading lithium battery experts. He has delivered more than 40 plenary speeches at various conferences. He is also published over 100 patents on lithium batteries, battery separators, and coding technologies, journal publications, and book chapters including two chapters on lithium-ion batteries for the Encyclopedia of Sustainability Science and Technology. Dr. Zhang is also a Chairman or member of several lithium-ion industries standard setting committees. He is an honorary professor in several top universities in China, including Tsing Hua and Xiamen universities. For those of you who are not familiar with that, those are two of the top universities in China. So, without further ado, I’d like to introduce the honorable Dr. Zhang to explain a few of the finer points in lithium battery technology.

Dr. John Zhang, Chief Technical Officer, Celgard, LLC

Thank you, Bob. First, Bob has asked to me to make this very, very simple. Designing batteries involve putting together a package of key raw materials and parts that work well in combination. For example, the choice of a separator and electrolyte has to be complementary. Wet or dry separators may be selected for use in small consumer electronic batteries for mobile phones and laptops but are not directly interchangeable.

For large-format batteries, especially those used in EDVs, dry separator is a preferred separator based on distinct technical advantages. I will explain the advantages on the next slide. But, a very important point to make is, even the battery producers that prefer wet separator for their consumer electronics batteries have chosen to use dry separators for their large-format batteries used in electrical drive vehicles. Once they make the raw material choices which include separator, they design their [ph] cells perfectly and (21:12) make machine selection. These are extremely difficult to change later.

Now, you can follow me on Page 12 of the presentation. There are many technical reasons why dry separator is the product chosen almost all the time for electrical vehicle applications. Today, I’m going to talk about two of the major reasons, first, low TD shrinkage and, second, high oxidation resistivity. For the first — let me first explain TD. TD stands for transverse direction. All separators are sold in rolls. So, think about a roll of paper towel. The direction you roll it out is its machine direction. The direction across the width of the paper towel is the TD. So, in a transverse direction of the role, unlike wet separators, dry separator has virtually zero TD shrinkage. This is not a big issue for small consumer electronics batteries. However, it is very important in large format batteries for electrical-driven vehicles.

In the picture, you can see that the TD shrinkage of a separator causes the electrodes to be exposed to each other. That means if the separator begins to shrink after you have made the battery, you may expose the electrode, causing an internal short which is within the battery. Well, that is not good.

Now, we are going to — on to Page 13 where I will discuss the second major reason. The second major advantage of a dry separator is high oxidation resistivity. On this page, you will see three aged separators which all looked like the separator in the center when they were new. The separator in the center is the dry separator. The two on the outside are the wet separators. You can see by the picture that the wet separators have been oxidized and that the color is now dark.

The automotive OEMs want a battery that can last long time, with warranty longer than eight years. So, the oxidation of a separator in EDV batteries over a long period would be bad and it would greatly shorten the battery life. The dry separator resists oxidation and it can last a lot longer than wet separators. For these two reasons and several others that I’ve not discussed, dry separator is superior in EDV application.

Remember, we are a company that makes and sells both products. They are both great products, but for EDV, the dry separator is preferred by our customers and almost everyone in the industry.

Thank you. Now, I will turn it to back to Bob Toth.

Robert B. Toth, Chairman, President & Chief Executive Officer

Thank you, John. I appreciate it and I appreciate you doing that. We had to drag him kicking and screaming a bit. Just recapping a couple of points that I think are key. First of all, batteries are very technical to their systems, and the design and the decision in small-format cells, consumer electronics is often based on engineering preferences.

You’ve designed a battery a certain way your whole life as an engineer, sometimes they could be stubborn, they’ll keep designing it the same way. So, in small-format cells, it’s a technical cell at the customer level, but both products can be designed in, but they are not interchangeable, that’s a key point. Once you design it in, it is in.

In the large-format cells, clearly we’re seeing even people who select wet in the small consumer electronic cells, use dry in the large-format cells, and John referenced just a couple of the key performance advantages. One, we can manage stress and shrinkage differently in a dry process. Therefore, when you’re going across the film as you mentioned, you don’t have any shrinkage. Therefore, you don’t have any risk of exposing or significantly reduce risk of exposing those electrodes and shorting out the battery, causing failure. And also as it relates to oxidation, when a film oxidizes over time, and we can select and use different polymers, which is how we manage oxidation in the dry process. When you can do that, you can prevent oxidation and ultimately an oxidized film can fail and it’s the equivalent of pounding a nail through a battery and shorting it out that way.

Moving on, page 14, again this is a familiar page to many of you, so I won’t spend as much time on it as we have in the past. Certainly, you can go back to the prior transcripts and things. The key point here is, we’ve got more investment underway than anyone in the industry. And there’s probably a reason for that, we’re not building to industry projections, we’re building to specific projects, programs and customers. And we’re not building to everything they are promising; we certainly have our estimation of what’s transpiring.

Couple of key statistics that we’ve provided or facts we’ve provided; if you look at the U.S. capacity expansions targeted on electric drive vehicles and if you look at Charlotte, the two there, and if you look at Concord just to the second one — second phase ramping up later 2012 into 2013. What we have said is that will allow us to achieve approximately a $400 million run rate in revenue in 2013 in this business.

The third phase that we’re talking about there is a substantial investment of $105 million and we have not quantified that. That phase ramps up in 2013 into being fully operational in 2014. We’ve never said, nor expect to supply everyone in the industry 100%, but we are confident in our early leadership position.

Lynn K. Amos, Chief Financial Officer, Secretary & Treasurer

Bob, I think now might be a good time to point to the long-term qualification periods for automotive applications, [ph] do you want to (29:22) comment on that?

Robert B. Toth, Chairman, President & Chief Executive Officer

Yeah, I think, well, we’ve heard that even consumer electronics have to be qualified, that means the product itself has to be qualified, the cell, the system has to be qualified and often the battery, always, the battery has to be qualified in the device. Those devices are designed in the last two to three years, not a lot of incentive often to design multiple systems are turned out over quickly.

On electric drive vehicles, certainly that qualification takes substantially longer. Those vehicles — not only do the components have to be tested and qualified, the system has to be tested and qualified, the cell, the battery pack has to be qualified and tested. You have to have certainly field testing done in a variety of different settings, whether that be Arizona and Alaska, but just a variety of different settings. So it takes substantially longer.

We have heard someone who is in the industry say at a conference that to change a screw on a battery pack would take about four years. So that puts it in some perspective. Good point.

On page 15, Lynn has received a number of questions here, which we’ve tried to ball up and we’ll try to address here. And I’ll ask him to chime in, if I didn’t address it properly or how he has heard the question. So, we will cover a variety of topics.

Lynn K. Amos, Chief Financial Officer, Secretary & Treasurer

Well, Bob, it’s just — I mean we’ve gotten obviously a lot of variance, but they all kind of come back to these same basic sets of questions, so...

Robert B. Toth, Chairman, President & Chief Executive Officer

Okay. Well, I’ll jump in and feel to free to build. The first questions or set of questions has been around some recent presentation that LG Chem did in Korea. I’ll make a couple of points here. One, we value customer confidentiality over addressing rumors or speculations.

I apologize, we know that makes it difficult to you, but we fully respect the agreements we have in place with customers. We do know that at least two credible analysts and by credible here I’m defining as people who have covered this space for a long time with the technical background in the U.S. have talked directly with LG Chem. And we also know there’re credible analyst reports in Korea either out or coming out from people that have talked with them. And this is what we’re told they have said.

By the way, feel free to view this with skepticism. I’d assure you to talk — encourage you to talk to the analysts and/or talk to LG Chem directly. But, none of this is news to us and what we’ve been told they’ve said is, they are focusing on the wet process and they hope to supply approximately half of their internal needs for consumer electronics by 2015, no mention of external selling.

It’s known that they have litigation with another major Korean company, which is a current supplier to them. And they’ve acknowledged that they buy dry process product from us for electric drive vehicles. By the way, if you’ve done research, this is a public document, we’re cited in the public DOE document as a supplier to their compact power facility which is their subsidiary for producing electric drive vehicle batteries in the United States.

However, again, I’d say that really this isn’t for us to talk about. I’d encourage you to talk with either the analysts that have talked with them or to talk with them directly. Lynn, any build there or are we good?

Lynn K. Amos, Chief Financial Officer, Secretary & Treasurer

No, I think, that’s the main points we can comment on today.

Robert B. Toth, Chairman, President & Chief Executive Officer

Okay. Vehicle programs; we’ve gotten a lot of question on vehicle programs. And we’ve said a couple of things, all we see is an acceleration here, of course, you can read the press and try to reach a different conclusion every day, but the facts are the facts. Today, we’re in vehicles on the road, in fact we’re in over 25 vehicles on the road today, that number will be approximately 50 by the end of this year, by the end of 2012, and now we see that number approaching approximately 100 by 2015 and again the projection’s increasing.

Why do I say that, let me give you a couple of examples. In Japan, they don’t have the Infiniti brand, they have of course the high-end Nissan, which was the FUGA. Good success in Japan. Hybrid; the Infiniti dealers in the United States wanted a hybrid, the Infiniti M performance Hybrid is out in the United States.

We’ve seen the Hyundai Sonata come to the U.S. early. We’ve see the Kia Optima come to the U.S. early. We’ve seen BMW announced the 5 Series and 3 Series. People know we’re on the 7 Series. And we fail these numbers as Lynn mentioned earlier without counting niche vehicles or buses, or things like that. People know we’re on the Mercedes-Benz S-Class. People know we’re on the BMW 7 Series. People know we’re on the Hyundai in Korea. And, I speculate we’re on others that we just won’t talk about.

Anything there from your perspective Lynn?

Lynn K. Amos, Chief Financial Officer, Secretary & Treasurer

No, I think the point you raised there, over 25 that are on the road already, about 50 by the end of next year and about 100 already and growing by 2015 excluding the specialty vehicles like buses, which are big volume applications and we’ve not even talked about things like energy storage systems and other emerging applications. So, I mean, that’s the point.

Robert B. Toth, Chairman, President & Chief Executive Officer

Good point. We get a lot of questions on the process technology. I’d just like to be clear on a couple of things. We have both; we have wet process technology, we have dry process technology, and we have IP on both. We have product technology for consumer electronics, for monolayer, for tri-layer, for EDV, and IP. We have coating technology and IP, and coating technology allows us the capability to expand the range of performance in areas like — things like temperature and strain.

Competition; there’ve really been three people around since the formation of the industry. Us, Asahi Kasei, and Tonen, which is now Toray. There are multiple minors. There are many, many claims. Let me be clear, we’re the only major in dry. The other that is in dry is a licensee of ours.

The places we see the minors are typically in the secondary applications, the non-OEM, non-recourse-type applications. Some by the way have tried for years, some people have tried to get into this industry for 15-plus years. There are multibillion dollar corporations in fact that have tried to get into this industry. One made announcements two or three years ago and we don’t still see them today. Our Korean facility, I think, is a poster child for the difficulty of entering this space. Our Korean facility was built by two engineers, several perhaps formerly from Tonen. It was financed well. And four years later, we acquired it perhaps at value because people would not basically answer their phone calls.

We have, of course, modified it a bit to make high quality separator. And we sold that out and we have expanded there. Also, keep in mind, even with competition, this comes one battery at a time. We talk about these products like they are A products, these are hundreds of grades and each and every battery is unique. You don’t believe that, try to take your BlackBerry battery and stick in your laptop or your laptop battery and stick it in your iPod, it doesn’t work very well.

So — and Lynn’s already brought up this other point, so that gives you a long lead-time, one battery at a time. The other point is the qualification time in EDV is multiple years.

Lynn K. Amos, Chief Financial Officer, Secretary & Treasurer

Bob, if I could — I’ve been around in this company since 1998 when we bought the lithium business from Hoechst Celanese and of course we were doing due diligence on various lithium separator producers at that time. I mean there’s never been a lack of people trying to get into this industry. I mean this obviously is a great space; it’s great place to be invested and — but I think, it’s important to realize there’s a reason, though the number of legitimate suppliers has been relatively unchanged and certainly more will try, that’s not new in this industry. I mean our goal, though, is to capture our fair share at this very fast growing market and that’s — where we’re point out that we’re off to an early leadership position.

Robert B. Toth, Chairman, President & Chief Executive Officer

Good point. Thanks. The last bullet here, pricing and cost dynamics. People have been asking a lot of questions about historical price, I think we’ve been pretty clear. In 2001, our average price was $2.54. As we’ve said, for the last seven years, price declines a couple percent or so a year associated with volume growth. This is a very high operating leverage business and you structure arrangements generally around growing with your key customers and you’re delighted to do that.

On page 17, first, we’re confident in our investments and growth. Growth will accelerate through 2012 and into 2013 and we’ll be helpful in understanding how our growth will scale up or ramp-up over time. I think that’s always a little difficult to assess since it’s not fully in our control, meaning customers have to qualify their stuff.

And because of the significant growth expected in lithium and especially with the significant changes taking place with the emergence of electric drive vehicles, we’ll provide additional financial reporting detail. Lithium business unit will be reported separately. We’ll explain the difference and the split between consumer electronics and electric drive vehicles, and we have been and we’ll continue to, and we’ll finalize an Investor Day to highlight our new facility in Concord later this year.

Lynn K. Amos, Chief Financial Officer, Secretary & Treasurer

I’ll just point out that we’ll be talking about that. We’ve got regularly scheduled earnings call that’s coming up on the 23rd, I believe, of February, and our release will go out on 22nd. So, that’s the point when we’ll be able to address those kinds of — that kind of information for you.

Robert B. Toth, Chairman, President & Chief Executive Officer

Perfect. We have received a lot of questions on management compensations and I’d like to highlight just a couple of things. I’m not sure what’s unclear about this, but our compensation is in line with shareholders significantly. Senior management has a substantial equity stake in this company. The substantial percentage of our net worth is wrapped up in this company and we’re heavily incentivized to drive shareholder value.

As you know, we’ve followed more of the private equity compensation philosophy, lower cash, higher equity. Senior management not only received options in 2004 and 2005, we personally wrote a check and invested in our company.

Keep in mind that options have a 10-year life, so financial planning is critical within that time period. That said, I’m not sure why there is any confusion whatsoever. There is a proxy out there from last year, there’re clear SEC filings, and there is a very transparent upcoming proxy and Form 4s of all of the equity, meaning total options, vested and unvested — admittedly the unvested vest on time — of all the equity and holdings, the senior leaders here hold over half and probably closer to 60% of their equity, and that again will be very transparent. Any other questions I haven’t covered before we wrap, Lynn?

Lynn K. Amos, Chief Financial Officer, Secretary & Treasurer

No, Bob, I think those were the major topics.

Robert B. Toth, Chairman, President & Chief Executive Officer

Well. Again, today we wanted to provide some facts, we wanted to provide some information. We look forward to speaking with you and taking additional questions in our upcoming earnings call. Thank you for your time today. We really appreciate it and really appreciate the support.

Jill?

Operator:  This concludes today’s call. Have a wonderful day.

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